SECOND AMENDMENT AND SUPPLEMENT TO
                                CREDIT AGREEMENT

                                     AMONG

                         TESORO PETROLEUM CORPORATION,
                                as the Company,


                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION
                 Individually, as an Issuing Bank and as Agent,


                                BANQUE PARIBAS,
               Individually, as an Issuing Bank, and as Co-Agent

                                      and

                    FINANCIAL INSTITUTIONS NOW OR HEREAFTER
                        PARTIES TO THE CREDIT AGREEMENT



                       Effective as of September 1, 1995



                               TABLE OF CONTENTS

                                                               Page
                            ARTICLE I.  DEFINITIONS

    Section 1.01   Terms Defined Above . . . . . . . . . . . . .  1
    Section 1.02   Terms Defined in Credit Agreement . . . . . .  2
    Section 1.03   Other Definitional Provisions . . . . . . . .  2

           ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

    Section 2.01   Amendments and Supplements to Definitions . .  2
    Section 2.02   Amendments and Supplements to Article II. . .  3
    Section 2.03   Amendments and Supplements to Article V.. . .  3
    Section 3.01   Sale of Oil and Gas Properties to Coastal . .  3
    Section 3.02   Extent of Waivers . . . . . . . . . . . . . .  3

                     ARTICLE IV.  CONDITIONS

    Section 4.01   Loan Documents. . . . . . . . . . . . . . . .  4
    Section 4.02   Corporate Proceedings of Loan Parties . . . .  4
    Section 4.03   Representations and Warranties. . . . . . . .  4
    Section 4.04   No Default. . . . . . . . . . . . . . . . . .  4
    Section 4.05   Security Instruments. . . . . . . . . . . . .  4
    Section 4.06   Other Instruments or Documents. . . . . . . .  4

                    ARTICLE V.  MISCELLANEOUS

    Section 5.01   Adoption, Ratification and Confirmation
                   of Credit Agreement . . . . . . . . . . . . .  5
    Section 5.02   Ratification and Affirmation of Guaranty. . .  5
    Section 5.03   Successors and Assigns. . . . . . . . . . . .  5
    Section 5.04   Counterparts. . . . . . . . . . . . . . . . .  5
    Section 5.05   Number and Gender . . . . . . . . . . . . . .  5
    Section 5.06   Entire Agreement. . . . . . . . . . . . . . .  5
    Section 5.07   Invalidity. . . . . . . . . . . . . . . . . .  6
    Section 5.08   Titles of Articles, Sections and Subsections.  6
    Section 5.09   Governing Law . . . . . . . . . . . . . . . .  6

                                      -i-

                       SECOND AMENDMENT AND SUPPLEMENT TO
                                CREDIT AGREEMENT


    This SECOND AMENDMENT AND SUPPLEMENT TO CREDIT AGREEMENT (this "Second Amendment") executed effective as of the 1st day of September, 1995 (the "Effective Date"), is by and among TESORO PETROLEUM CORPORATION, a Delaware corporation (the "Company"); TEXAS COMMERCE BANK NATIONAL ASSOCIATION, individually, as an Issuing Bank and as Agent; BANQUE PARIBAS, individually, as an Issuing Bank and as Co-Agent, each of the lenders that is a signatory hereto or which becomes a signatory hereto and to the hereinafter described Credit Agreement as provided in Section 8.07 of the Credit Agreement (individually, a "Lender" and collectively, the "Lenders").

                              W I T N E S S E T H:

    WHEREAS, the Company, the Agent, the Co-Agent, the Issuing Banks and the Lenders are parties to that certain Credit Agreement dated as of April 20, 1994, as amended by First Amendment to Credit Agreement dated effective as of December 31, 1994 (as amended, the "Credit Agreement"), pursuant to which the Lenders agreed to make loans and issue Letters of Credit to and for the account of the Company; and

    WHEREAS, Tesoro E&P Company, L.P., a Delaware limited partnership ("Tesoro LP"), by and through its general partner, Tesoro Exploration and Production Company, and Coastal Oil & Gas of Texas, L.P. ("Coastal LP"), by and through its general partner, Coastal Oil & Gas Corporation have entered into that certain Purchase and Sale Agreement dated as of September 1, 1995, whereby Tesoro LP is selling to Coastal LP certain of its Oil and Gas Properties which are encumbered by Liens in favor of the Agent pursuant to the E&P Mortgage.

    WHEREAS, the Company and Tesoro LP desire that the Agent release its Lien in such Oil and Gas Properties being sold to Coastal LP and the Agent and the Lenders have agreed to release such Lien, subject to the provisions and conditions contained herein;

    WHEREAS, as a result of the foregoing, the Company, the Agent, the Co-Agent, Guarantors and the Lenders desire to amend the Credit Agreement in the particulars hereinafter provided;

    NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:


                            ARTICLE I.  DEFINITIONS

    Section 1.01 Terms Defined Above. As used in this Second Amendment, each of the terms "Company", "Coastal LP", "Credit Agreement", "Effective Date", "Second

Amendment", "Lenders", "Coastal Purchase and Sale Agreement", "Tesoro E&P" and "Tesoro LP" shall have the meaning assigned to such term hereinabove.

    Section 1.02 Terms Defined in Credit Agreement. Each term defined in the Credit Agreement and used herein without definition shall have the meaning assigned to such term in the Credit Agreement, unless expressly provided to the contrary.

    Section 1.03   Other Definitional Provisions.

         (a) The words "hereby", "herein", "hereinafter", "hereof", "hereto" and "hereunder" when used in this Second Amendment shall refer to this Second Amendment as a whole and not to any particular Article, Section, subsection or provision of this Second Amendment.

         (b) Section, subsection and Exhibit references herein are to such Sections, subsections and Exhibits to this Second Amendment unless otherwise specified.


                  ARTICLE II.  AMENDMENTS TO CREDIT AGREEMENT

    The Company, the Agent, the Co-Agent, the Issuing Banks and the Lenders agree that the Credit Agreement is hereby amended and supplemented, effective as of the Effective Date, in the following particulars.

    Section 2.01   Amendments and Supplements to Definitions.

         (a) The definition of "Agreement" in Section 1.01 of the Credit Agreement is hereby amended to mean the Credit Agreement, as amended and supplemented by this Second Amendment and as the same may from time to time be further amended, supplemented or modified.

         (b) Section 1.01 of the Credit Agreement is hereby further amended and supplemented by adding the following new definitions where alphabetically appropriate, which read in their entirety as follows:

              "Second Amendment" shall mean that certain Second Amendment and Supplement to Credit Agreement dated as of September 1, 1995, by and among the Company, the Agent, the Co-Agent, the Issuing Banks and the Lenders.

              "Coastal Purchase and Sale Agreement" shall mean that certain Purchase and Sale Agreement dated as of September 1, 1995, by and between Tesoro LP, acting by and through its general partner, Tesoro E&P, as seller, and Coastal Oil & Gas of Texas, L.P., a Texas limited partnership, acting by and through its general partner, Coastal Oil & Gas Corporation, as purchaser.

    Section 2.02 Amendments and Supplements to Article II. Section 2.20(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof and substituting therefor the following:

         "During the period from and after the effective date of the Second Amendment until the next Redetermination Date, the amount of the E&P Loan Value shall be $40,000,000."

    Section 2.03 Amendments and Supplements to Article V. Section 5.04 of the Credit Agreement is hereby amended and supplemented by adding thereto a new subsection (p) to read in its entirety:

            "(p) Proceeds of Coastal Sale. Permit Tesoro LP, without obtaining prior written approval from the Majority Lenders and in exchange for the Lenders agreeing to the release of the associated Liens, to use the proceeds received by Tesoro LP from the sale of Oil & Gas Properties pursuant to the Coastal Purchase and Sale Agreement for Capital Expenditures, acquisitions or repayment of debt incurred pursuant to the Subordinated Debentures or in any other manner, except (i) to hold in a demand deposit account (ii) to reduce Lender Indebtedness or (iii) to make investments permitted by clauses (ii), (iii) and (vi) of Section 5.04(e).


                             ARTICLE III.  WAIVERS

    Section 3.01 Sale of Oil and Gas Properties to Coastal. The Agent, the Co-Agent, the Issuing Banks and the Lenders agree that the Company shall not be deemed to be in default of the Credit Agreement solely by reason of the fact that Tesoro LP has entered into and will perform under the Coastal Purchase and Sale Agreement.

    Section 3.02 Extent of Waivers. The foregoing waivers and consent shall not be deemed to be a waiver or consent by the Agent, the Co-Agent, the Issuing Banks and the Lenders of any other covenant, condition or obligation on the part of the Company or any Subsidiary of the Credit Agreement or any other Financing Document, except as set forth in Section 3.01 of this Second Amendment. In addition, the foregoing waiver and consent shall in no respect evidence any commitment by the Agent, the Co-Agent, the Issuing Banks or the Lenders to grant any future waivers or consents of any covenant, condition or obligation on the part of the Company or any Subsidiary under the Credit Agreement or any other Financing Document. Any further waivers or consents must be specifically agreed to in writing in accordance with Section 8.02 of the Credit Agreement.

                            ARTICLE IV.  CONDITIONS

    The enforceability of this Second Amendment against the Agent, the Co-Agent, the Issuing Banks and the Lenders is subject to the satisfaction of the following conditions precedent:

    Section 4.01 Loan Documents. The Agent shall have received multiple original counterparts, as requested by the Agent, of this Second Amendment executed and delivered by a duly authorized officer of the Company, each of the Guarantors, the Agent, the Co-Agent, each Issuing Bank and each Lender, as applicable;

    Section 4.02 Corporate Proceedings of Loan Parties. The Agent shall have received multiple copies, as requested by the Agent, of the resolutions, in form and substance reasonably satisfactory to the Agent, of the Boards of Directors of the Company and the Guarantors, authorizing the execution, delivery and performance of this Second Amendment, each such copy being attached to an original certificate of the Secretary or an Assistant Secretary of the Company or the Guarantors, as applicable, dated as of the Effective Date, certifying (i) that the resolutions attached thereto are true, correct and complete copies of resolutions duly adopted by written consents or at meetings of the Boards of Directors, (ii) that such resolutions constitute all resolutions adopted with respect to the transactions contemplated hereby, (iii) that such resolutions have not been amended, modified, revoked or rescinded as of the Effective Date,
(iv) that the respective articles of incorporation and bylaws of the Company and the Guarantors have not been amended or otherwise modified since the effective date of the Credit Agreement, except pursuant to any amendments attached thereto, and (v) as to the incumbency and signature of the officers of the Company or the Guarantors, as applicable, executing this Second Amendment.

    Section 4.03 Representations and Warranties. Except as affected by the transactions contemplated in the Credit Agreement and this Second Amendment, each of the representations and warranties made by the Company and the Guarantors in or pursuant to the Financing Documents, including the Credit Agreement, shall be true and correct in all material respects as of the Effective Date, as if made on and as of such date.

    Section 4.04   No  Default.   No  Default  or  Event  of  Default shall have
occurred and be continuing as of the Effective Date.

    Section  4.05   Security  Instruments.   All  of  the  Security  Instruments
(subject to any partial releases thereof) shall be in full force and effect and provide to the Agent the security intended thereby to secure the Indebtedness.

    Section 4.06 Other Instruments or Documents. The Agent or any Lender or counsel to the Agent shall receive such other instruments or documents as they may reasonably request.

                           ARTICLE V.  MISCELLANEOUS

    Section 5.01 Adoption, Ratification and Confirmation of Credit Agreement. Each of the Company, the Guarantors, the Agent, the Co-Agent, the Issuing Banks and the Lenders does hereby adopt, ratify and confirm the Credit Agreement, as amended hereby, and acknowledges and agrees that the Credit Agreement, as amended hereby, is and remains in full force and effect.

    Section 5.02 Ratification and Affirmation of Guaranty. Each of the Guarantors hereby expressly (i) acknowledges the terms of this Second Amendment,
(ii) ratifies and affirms its obligations under the Guaranty Agreement dated as of April 20, 1994, in favor of the Agent, the Co-Agent, the Issuing Banks and the Lenders, as amended, supplemented or otherwise modified, (iii) acknowledges, renews and extends its continued liability under the Guaranty Agreement and agrees that such Guaranty Agreement remains in full force and effect; and (iv) guarantees to the Agent, the Co-Agent, each Issuing Bank and each Lender to promptly pay when due all amounts owing or to be owing by it under the Guaranty pursuant to the terms and conditions thereof.

    Section 5.03   Successors  and  Assigns.   This  Second  Amendment  shall be
binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted pursuant to the Credit Agreement.

    Section 5.04 Counterparts. This Second Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, and all of such counterparts taken together shall be deemed to constitute one and the same instrument and shall be enforceable as of the Effective Date upon the execution of one or more counterparts hereof by the Company, the Guarantors, the Agent, the Co-Agent, the Issuing Banks and the Lenders. In this regard, each of the parties hereto acknowledges that a counterpart of this Second Amendment containing a set of counterpart execution pages reflecting the execution of each party hereto shall be sufficient to reflect the execution of this Second Amendment by each necessary party hereto and shall constitute one instrument.

    Section 5.05 Number and Gender. Whenever the context requires, reference herein made to the single number shall be understood to include the plural; and likewise, the plural shall be understood to include the singular. Words denoting sex shall be construed to include the masculine, feminine and neuter, when such construction is appropriate; and specific enumeration shall not exclude the general but shall be construed as cumulative. Definitions of terms defined in the singular or plural shall be equally applicable to the plural or singular, as the case may be, unless otherwise indicated.

    Section 5.06 Entire Agreement. This Second Amendment constitutes the entire agreement among the parties hereto with respect to the subject hereof. All prior understandings, statements and agreements, whether written or oral, relating to the subject hereof are superseded by this Second Amendment.

    Section 5.07 Invalidity. In the event that any one or more of the provisions contained in this Second Amendment shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Second Amendment.

    Section 5.08 Titles of Articles, Sections and Subsections. All titles or headings to Articles, Sections, subsections or other divisions of this Second Amendment or the exhibits hereto, if any, are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such Articles, Sections, subsections, other divisions or exhibits, such other content being controlling as the agreement among the parties hereto.

    Section 5.09 Governing Law. This Second Amendment and the rights and obligations of the parties hereunder and under the Credit Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the United States of America.

    This Second Amendment, the Credit Agreement, as amended and supplemented hereby, the Notes, and the other Financing Documents constitute a written loan agreement and represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties.

    There are no unwritten oral agreements between the parties.

    IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and delivered by their proper and duly authorized officers as of the Effective Date.

COMPANY:                     TESORO PETROLEUM CORPORATION


                             By: /s/ William T. Van Kleef
                             Name:  William T. Van Kleef
                             Title: Vice President, Treasurer


AGENT, ISSUING BANK
AND LENDER:                  TEXAS COMMERCE BANK NATIONAL
                             ASSOCIATION, individually, as an Issuing Bank and as Agent


                             By:   /s/ P. Stan Burge
                             Name:  P. Stan Burge
                             Title: Vice President

CO-AGENT, ISSUING BANK       BANQUE PARIBAS, individually, as an Issuing
AND LENDER:                  Bank and as Co-Agent


                             By: /s/ Brian Malone
                             Name: Brian Malone
                             Title: Vice Predident


                             By: /s/ Barton D. Schouest
                             Name: Barton D. Schouest
                             Title: Group Vice President


LENDERS:                     BANK OF SCOTLAND


                             By: /s/ Catherine M. Oniffrey
                             Name: Catherine M. Oniffrey
                             Title: Vice President

                             CHRISTIANIA BANK


                             By: /s/ Carl-Petter Svendsen
                             Name: Carl-Petter Svendsen
                             Title: First Vice President


                             THE BANK OF NOVA SCOTIA


                             By: /s/ F.C.H. Ashby
                             Name: F.C.H. Ashby
                             Title: Senior Manager Loan Operations


                             NBD BANK


                             By: /s/ Russell H. Liebetrau, Jr.
                             Name: Russell H. Liebetrau, Jr.
                             Title: Vice President


                             BANK OF AMERICA ILLINOIS

                             By: /s/ Ronald McKaig
                             Name: Ronald McKaig
                             Title: Vice President


                             FIRST UNION NATIONAL BANK OF NORTH
                             CAROLINA

                             By: /s/ Michael J. Kolosowsky
                             Name: Michael J. Kolosowsky
                             Title: Vice President

                             NATIONAL BANK OF CANADA


                             By: /s/ Larry L. Sears
                             Name: Larry L. Sears
                             Title: Group Vice President


                             By: /s/ Douglas G. Clark
                             Name: Douglas G. Clark
                             Title: Vice President

                             THE FROST NATIONAL BANK

                             By: /s/ Phil Dudley
                             Name: Phil Dudley
                             Title: Vice President


GUARANTORS:                  TESORO ALASKA PETROLEUM COMPANY
                             TESORO EXPLORATION AND PRODUCTION COMPANY
                             TESORO PETROLEUM COMPANIES, INC.
                             DIGICOMP, INC.
                             TESORO TECHNOLOGY PARTNERS COMPANY
                             INTERIOR FUELS COMPANY
                             TESORO ALASKA PIPELINE COMPANY
                             TESORO NORTHSTORE COMPANY
                             TESORO REFINING, MARKETING & SUPPLY COMPANY
                             TESORO NATURAL GAS COMPANY
                             TESORO BOLIVIA PETROLEUM COMPANY
                             TESORO PETROLEUM DISTRIBUTING COMPANY
                             TESORO LOUISIANA DISTRIBUTING COMPANY
                             TESORO ENVIRONMENTAL RESOURCES COMPANY


                             By: /s/ William T. Van Kleef
                             Name: William T. Van Kleef
                             Title: Vice President and Treasuer

                             TESORO E&P COMPANY, L.P.

                             By:  TESORO EXPLORATION AND PRODUCTION
                                    COMPANY, as its general partner


                             By: /s/ William T. Van Kleef
                                   William T. Van Kleef
                                 Vice President and Treasurer


                             TESORO GAS RESOURCES COMPANY, INC


                             By:  /s/ George L. Dodgen
                             Name: George L. Dodgen
                             Title: President